                          BILL REVIEW COMPANY CONTRACT

         This agreement is entered into between Rockport Community Network, Inc., a Nevada Corporation (hereinafter called "RCN") and Elite Data Services, Inc., a Texas corporation (hereinafter called "BRC").

       WHEREAS, RCN has entered into contracts with various healthcare providers to establish the costs of services to be provided; and

       WHEREAS, RCN is an affiliate company of Rockport Healthcare Group, Inc.
(RHG) and shares common provider contracts with RHG and its subsidiaries; and

       WHEREAS, BRC provides its clients who cover their employees or insureds under the applicable workers' compensation laws as required by the various states with various services; and

       WHEREAS, BRC desires to provide its clients with the cost containment services of RCN with healthcare providers in the areas in which it operates; and

       WHEREAS, RCN is willing and able to provide such services,

       NOW THEREFORE, in consideration of the mutual promises herein and intending to be legally bound hereby the parties agree as herein follows:


1.     DEFINITIONS

       a) CLIENT means a union, employer, association, individual or insurance company that covers or is responsible for the workers' compensation benefits for its employees or insureds.

       b) NETWORK means the providers of healthcare services contracted by RCN and its affiliates.

       c) PROVIDER means a facility or healthcare professional who for a fee provides healthcare services or supplies to the public.

2.     RCN DUTIES AND OBLIGATIONS

       a) RCN will negotiate contracts with certain healthcare providers, thereby reducing the charges for services rendered by these Providers. RCN agrees to meet the reasonable needs of the BRC to customize the network as mutually agreed between RCN and client.

       b) RCN will provide the administrative services necessary to maintain these Network Provider contracts. RCN also agrees to provide reasonable training to BRCs front line supervisors to increase utilization of the network. RCN also agrees to provide a toll free 800 number for assistance in locating network providers.

       c) RCN will reprice, for BRC's clients, all billings submitted which were incurred in the Network. All bills received by RCN will be repriced and returned within 72 hours of receipt.

       d) RCN will provide BRC with a bill-by-bill exhibit and a monthly report of savings realized through RCN's repricing program.

       e) RCN will provide BRC's clients with an initial set of laser quality directories and quarterly updates thereafter. RCN will provide geographic specific directories at each of the Client's business facilities or employee sites.

       f) RCN will provide BRC with promotional materials to distribute that describe how to benefit from the Network.


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       g)  RCN shall have the right to use BRC's clients name for the purpose of maintaining and expanding a Provider Network for BRC.

       h) RCN will provide BRC with a monthly update of all participating Providers.

3.     BRC OBLIGATIONS

       a) BRC's clients will agree to use RCN as their exclusive Preferred Provider Organization (PPO) on a state-by-state or group-by-group basis in any state where there is a Network Provider. BRC agrees to encourage their clients to direct care to Network Providers wherever possible.

       b) BRC will use its best efforts to make all payments to Network Providers within the time mandated by applicable law on all bills repriced by RCN, unless written notice of dispute or discrepancy is mailed to the Provider.

       c) BRC will refer to RCN any controversy arising over the amount of a bill from Network Provider.

       d) BRC will provide RCN with estimated number of covered individuals participating in the PPO by employer name, employer address(es), group name and number.

       e) BRC will distribute the promotional materials provided by RCN to its clients and encourage usage of Network Providers.

4.     FEES PAYABLE

             NETWORK PROVIDER ACCESS

             BRC's clients shall pay the following fees based on a percentage of savings realized. Savings is defined as the difference between what the BRC would have paid under the workers' compensation laws of the state and the reduced amount payable as a result of applying the providers' discounts under the RCN contracts.

                 Old Republic Insurance Company, Inc. - monthly fee of twenty seven percent (27%) of savings of which RNC will receive twenty five percent (25%) of the 27% and BRC will receive two percent (2%) of the 27%.

                 AMS Staff Leasing, Inc. and its subsidiary, Sterling Personnel, Inc. - monthly fee as determined below. BRC in each case shall receive Two percent (2%) of the percentage listed below:

                       Penetration of                     % of
                       Medical Cost                       Savings
                       ------------                       -------
                       0 - 10%                            15%
                       11 - 20%                           18%
                       21 - 29%                           20%
                       30 - 39%                           25%
                       40-49%                             30%
                       50-65%                             35%

5.     INDEMNIFICATION

       a) BRC agrees to indemnify RCN from any and all liability, loss, damage, claim or expense of any kind, including cost of attorneys' fees which result from negligent or willful acts or omissions by BRC, its agents or employees regarding the duties and obligations of BRC under this Agreement.

       b) RCN agrees to indemnify BRC from any and all liability, loss, damage, claim or expense of any kind, including costs and attorneys' fees which result from negligent or willful acts or omissions by RCN, its agents or employees regarding the duties and obligations of RCN under this Agreement.

6.     TERMINATION


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                The initial term of this Agreement shall be for a period of one
       (1) year from the effective date hereof. Thereafter, the term of the Agreement shall be extended for successive one (1) year periods.

                Either party to this Agreement may terminate this Agreement with or without cause by giving the other party ninety (90) days prior written notice of intent to terminate.

                In the event of breach of this contract by either party, the other party will furnish written notice of said breach. If the breach is not remedied within thirty (30) days of said written notice, this contract will terminate.

                In the event of Termination, for any reason, BRC agrees that it will not directly contract with a RCN Provider for a period of one (1) year following the date of termination.

                Termination shall have not effect upon the rights or obligations of the parties arising out of any transactions occurring prior to the effective date of such termination. The terms of this section shall be construed as independent of any other provisions in this Agreement and shall survive termination.

7.     CONFIDENTIALITY

                  In the course of the relationship established by this Agreement, each party may, in confidence, disclose to the other party non-public information concerning such party's earnings, volume of business, methods, systems, practices, plans, purchaser discounts and contract terms, and other confidential or commercially valuable proprietary information (collectively, "Confidential Information"). Each party acknowledges that the disclosing party shall at all times be and remain the owner of all Confidential Information disclosed by such party. The party to whom Confidential Information is disclosed may use such Confidential Information only in furtherance of the purposes and obligations of this Agreement. The party to whom any Confidential Information is disclosed shall use its best efforts, consistent with the manner in which it protects its own Confidential Information, to preserve the confidentiality of any such Confidential Information which such party knows or reasonably should know that the other party deems to be Confidential Information. Neither party shall use for its own benefit or disclose to third parties any Confidential Information of the other party without such other party's written consent.


8.     DISPUTES

                  All disputes and differences between the BRC and Provider resulting from RCN's product, upon which an amicable understanding cannot be reached, will be decided by the following method:

       a)  MEDIATION THROUGH RCN

                        The BRC shall notify RCN in writing of the dispute or disagreement, and supply RCN with all pertinent information and state its position on the dispute. Upon receipt of this information, RCN will immediately contact the Provider and require the same information. RCN will then attempt to medicate the dispute to the mutual satisfaction of all parties. If medication is not possible within a reasonable time, not to exceed thirty (30) days from time of first notice, the following procedure will apply:

       b)  ARBITRATION

                        If the dispute cannot be resolved by the medication process described above, either the BRC or the Provider may elect to submit the dispute to binding arbitration under the rules of the American Arbitration Association or any other method of arbitration mutually agreed upon by the parties.

                All disputes and differences regarding the terms of this Agreement between BRC and RCN upon which an amicable understanding cannot be reached, will be submitted to binding arbitration under the rules of the American Arbitration Association in effect at that time.

9.     INDEPENDENT CONTRACTOR

                  In entering into and complying with this Agreement RCN is at all times performing as an independent contractor. Nothing in this Agreement shall be construed or be deemed to create a relationship of employer and employee, principal and agent, partnership, joint venture or any relationship


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

       between BRC and RCN other than that of independent parties contracting with each other solely to carry out the provision of this Agreement for the purposes recited herein.

10.    NOTICES

                  All notices, requests or correspondence required under this Agreement shall be in writing and delivered by United States mail to

       a)  If to RCN                             b)   If to BRC
           Rockport Community Network, Inc.      Elite Data Services, Inc.
           50 Briar Hollow Lane, Suite 515 W     3367 Lanarc Drive
           Houston, TX  77027                    Plano, Texas 75023

                  RCN shall direct all communications to the BRC at the most current address on file. Either party shall provide written disclosure to the other party of any address change.

11.    ATTORNEY FEES

                                  If it shall become necessary for RCN or the
       BRC to employ an attorney to enforce or defend its rights under this Agreement, the non prevailing party in any legal action or proceeding shall reimburse the prevailing party for its reasonable attorney's fees and costs of suit.

       14.        PARTIAL INVALIDITY

                  If any part, clause or provision of this Agreement is held to be void, by a court of competent jurisdiction, the remaining provisions of this Agreement shall not be effected and shall be given such construction, if possible, as to permit it to comply with the minimum requirements of any applicable law and the intent of the parties hereto.

       15.         ASSIGNABILITY

                   Neither party may assign any of its rights or delegate any of its duties hereunder to a non-related third party without prior written consent of the other party. BRC acknowledges RCN's right to assign its rights or delegate any of its duties hereunder to another entity controlled by or affiliated with Rockport Healthcare Group, Inc.

16.    WAIVER

                                  A party's waiver of a breach of any term of
       this Agreement shall not constitute a waiver of any subsequent breach of the same or another term contained in the Agreement. A party's subsequent acceptance of performance by the other party shall not be construed as a waiver of preceding breach of this Agreement other than failure to perform the particular duties so accepted.

17.    CONTROLLING LAW

                                  This Agreement and all questions relating to
       its validity and interpretation shall be governed by Texas law; performance and enforcement, shall be governed by and construed in accordance with the laws of the state where services are being provided.

18.    CONFORMITY WITH STATE STATUTES

                                  Any provision of this Agreement which is in
       conflict with the statues, local laws, or regulations of the state in which services are provided, is hereby amended to conform to the minimum requirements of such statutes.

19.    ENTIRE AGREEMENT

                                  This Agreement contains the entire
       understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior Agreements


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

       and understandings, expressed or implied, oral or written. This Agreement may not be amended, modified or altered unless such amendment, modification or alteration is in writing and is signed by duly authorized officers or representatives of the BRC and RCN. No other third party, including but not limited to any Provider, shall be required to consent or receive notice of any such amendment in order for amendments to be effective and binding upon the parties to this Agreement.

20.    TRADEMARKS AND COPYRIGHTS

                                  Each party acknowledges the other party's
       sole and exclusive ownership of its respective trade names, commercial symbols, trademarks and service marks, whether presently existing or later established (collectively, "Marks"). Neither party shall use the other party's Marks in advertising or promotional materials or otherwise without the owner's prior written consent. All uses of any Mark shall inure exclusively to the benefit of the Mark's owner. Each party reserves the right to terminate any consent previously given for the use of a Mark by providing the other party with written notice of such termination. In no event shall the party's use of the other party's Mark continue after termination of this Agreement. Each party acknowledge that any use of the other party's Mark without the consent of such other party would cause the owner of such Mark irreparable injury, entitling it to obtain injunctive relief and such other remedies from the infringer as may be appropriate.

21.    TITLE NOT TO AFFECT INTERPRETATION

                                  The paragraph and subparagraph headings in
       this Agreement are for convenience only and form no part of this Agreement and shall not affect its interpretation.

22.    COUNTERPARTS

                                  This Agreement may be executed simultaneously
     in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement shall be binding when one or more counterparts hereof, individually or taken together, shall bear the signature of the parties reflected hereon as signatories.

                  IN WITNESS WHEREOF, the parties have caused this instrument to be executed on their behalf by the duly authorized signatures on this 1st day of March, 1999.

    FOR AND ON BEHALF OF:                     FOR AND ON BEHALF OF:
ROCKPORT COMMUNITY NETWORK, INC.          ELITE DATA SERVICES, INC.
    50 BRIAR HOLLOW LANE, SUITE 515 WEST      3367 LANARC DRIVE
    HOUSTON, TEXAS  77027                     PLANO, TEXAS 75023


   -----------------------------------       ----------------------------------
   Signature                                 Signature

   -----------------------------------       ----------------------------------
   Printed Name                              Printed Name

   -----------------------------------       ----------------------------------
   Title                                               Title

   -----------------------------------       ----------------------------------
   Date                                                Date


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